Exhibit 99.1

DataMEDS AI Announces Updated August 7, 2026 Record Date for Distribution of Dream Bowl 2026 Meme Coin to Stockholders

AMPA, FL / ACCESS Newswire / July 27, 2026 / DataMEDS AI, Inc., (NASDAQ:MEDS, “DataMEDS,” or the “Company”), a health information technology leader implementing EinsteinRx™ artificial intelligence prescription drug routing into blockchain-enabled smart contracts platform PharmacyChain™ to optimize the prescription medicines reimbursement and dispensing journey, today announced an updated record date for the distribution of the Dream Bowl 2026 Meme Coin (https://www.biconomy.com/exchange/DREAM1_USDT) to DataMEDS stockholders. On December 3, 2025, DataMEDS announced that it would distribute one (1) Dream Bowl 2026 Meme Coin for every one (1) share of DataMEDS Health common stock held as of a designated record date. On July 20, 2026, DataMEDS previously set a new record date of July 31, 2026 for determining stockholders entitled to receive the Dream Bowl 2026 Meme Coin. Today, the Company further updated the record date to August 7, 2026.

Holders of DataMEDS common stock as of the new record date of August 7,2026 will be entitled to receive fifty (50) Dream Bowl 2026 Meme Coins for each share of DataMEDS common stock that they hold. DataMEDS will distribute (or coordinate with DataMEDS’s transfer agent to distribute) any necessary notices and forms to stockholders to obtain each holder’s digital wallet information to allow such holders to receive their Dream Bowl 2026 Meme Coins. The distribution date (the “Distribution Date”) will be determined by subsequent resolution in coordination with DataVault AI, Inc. (NASDAQ:DVLT).

As of the date of this press release, DataMEDS has 2,847,198 common shares outstanding. Certain stockholders holding approximately 1,533,930 common shares, representing a majority of the outstanding common shares, have entered into lock-up agreements that preclude the sale of their shares into the market for at least ninety (90) days from today’s date. There are currently 919,465 DataMEDS common shares deposited in Depository Trust & Clearing Corporation (DTCC) available for trading. There are no debt or preferred equity securities of the Company that are eligible to convert into free trading common shares at the current time. There is a total of 80,826 cash warrants outstanding, each with a fixed exercise price of $35.00 per share, that are currently eligible to be exercised into free trading common shares. Investors should refer to the Company’s filings with the Securities and Exchange Commission for additional information regarding the Company’s capitalization and outstanding securities.

About DataMeds AI, Inc.

DataMeds AI, Inc. (formerly Wellgistics Health) is a leading Health IT company that focuses on the vertical integration of technology, pharmacy, pharmaceutical-adjacent and telemedicine business units to deliver a better healthcare experience for consumers. Headquartered in Tampa, Fla., DataMeds AI incorporates the artificial intelligence platform EinsteinRx™ and blockchain-enabled smart contacts platform PharmacyChain™ into the Health Lives Here Mobile application and Tollo Health.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements regarding the proposed corporate name change to DataMeds AI, Inc.; the proposed rebranding of the Company’s Pharmacy and Pharmacy Services division as Corexa Health; the Company’s proposed transaction with DataVault AI Inc., Scilex Holding Company, EOS Holdings and HealthBridge Advisors; the anticipated timing, structure, terms and completion of such transaction; the satisfaction or waiver of closing conditions; the receipt of stockholder approval and any other required approvals; the Company’s anticipated business strategy, operating plans and growth opportunities; the integration of telemedicine, pharmacy, laboratory, wearable-device, artificial intelligence, blockchain and data-management technologies; the proposed development, commercialization and expansion of EinsteinRx AI, PharmacyChain, Health Lives Here and related platforms; the Company’s ability to empower patients to access, manage, control or monetize health data; the anticipated benefits of the Company’s technology platforms, strategic relationships and business combinations; the Company’s capitalization, outstanding securities, lock-up arrangements, public float and registration statements; the Company’s ability to maintain compliance with Nasdaq listing standards; and the Company’s liquidity, capital resources and ability to fund operations.

Forward-looking statements are based on current expectations, estimates, projections and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include, among others, the risk that the proposed name change may not be approved by stockholders or otherwise completed; the risk that the proposed transaction may not be completed on the anticipated terms or timeline, or at all; the risk that closing conditions may not be satisfied or waived; risks related to integrating multiple businesses, technologies and platforms; risks related to the development, commercialization, adoption, scalability and regulatory treatment of artificial intelligence, blockchain-enabled data management, telemedicine, pharmacy, laboratory, wearable-device and digital health technologies; risks related to healthcare privacy, cybersecurity, data ownership, data monetization and compliance with applicable healthcare, pharmacy, consumer protection, data protection and securities laws; risks related to the Company’s liquidity, capital resources, indebtedness, dilution, outstanding securities, registration statements and ability to raise additional capital; risks related to maintaining compliance with Nasdaq listing standards; market, regulatory, competitive and operational risks affecting the healthcare, pharmacy, pharmaceutical distribution, artificial intelligence, technology and digital asset sectors; and other risks described in the Company’s filings with the Securities and Exchange Commission.

Forward-looking statements speak only as of the date of this press release. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

DataMEDS AI Media Contact

James Lambert, Vice President
Rubenstein Public Relations
Phone: 212.805.3024
Email: jlambert@rubensteinpr.com

DataMEDS AI Investor Contact

Investor Relations: IR@wellgisticshealth.com